Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑3 (File Nos. 333‑192132, 333‑202009 and 333-202252) and Forms S‑8 (File Nos. 333‑82292, 333‑131656, 333‑148682, 333‑159938, 333‑168786, 333‑182821, 333‑190435, 333‑197873 and 333-203924) of AMAG Pharmaceuticals, Inc. of our report dated February 24, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts February 24, 2016